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Registration No. 333-85957

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IMAGEX.COM, INC.
(Exact name of registrant as specified in its charter)

Washington	91-1727170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10210 NE Points Drive, Suite 200
Kirkland, Washington 98033
(Address of principal executive offices, including zip code)

IMAGEX.COM, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Mariam J. Naini
ImageX.com, Inc.
10210 NE Points Drive, Suite 200
Kirkland, Washington 98033
(425) 576-6500

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Gregory L. Anderson
William W. Lin
Lane Powell Spears Lubersky LLP
1420 Fifth Avenue, Suite 4100
Seattle, Washington 98101

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Number to Be Registered(1)	Proposed Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value	916,000	$1.425	$1,305,300	$327

(1)
Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock reserved for issuance pursuant to the employee stock purchase plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices for the Common Stock on June 26, 2001 as reported on the Nasdaq National Market on such date.

REGISTRATION OF ADDITIONAL SECURITIES

    This Registration Statement on Form S-8 is filed by ImageX.com, Inc. (the "Registrant" or "Company"), a Washington corporation, to register 916,000 additional shares of the Company's common stock, par value $0.01 per share (the "Common Stock") for issuance pursuant to the ImageX.com, Inc. 1999 Employee Stock Purchase Plan. The contents of the original Registration Statement on Form S-8 filed in connection with the ImageX.com, Inc. 1999 Employee Stock Purchase Plan (Registration No. 333-85957, filed on August 26, 1999) are incorporated herein by reference.

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Lane Powell Spears Lubersky LLP regarding legality of the Common Stock being registered (filed herewith)
23.1	Consent of Independent Accountants (filed herewith)
23.2	Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)
99.1	ImageX.com 1999 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company's proxy filed on March 22, 2001 (Registration No. 000-26837))

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on the 28th day of June 2001.

IMAGEX.COM, INC.
By:	/s/ RICHARD P. BEGERT Richard P. Begert President and Chief Executive Officer

POWER OF ATTORNEY

    Each person whose individual signature appears below hereby authorizes Richard P. Begert and Robin L. Krueger, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 28th day of June 2001.

Signature	Title

/s/ RICHARD P. BEGERT Richard P. Begert	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBIN KRUEGER Robin Krueger	Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
/s/ F. JOSEPH VERSCHUEREN F. Joseph Verschueren	Chairman of the Board
/s/ GARRETT P. GRUENER Garrett P. Gruener	Director
/s/ ELWOOD D. HOWSE, JR. Elwood D. Howse, Jr.	Director
/s/ WAYNE M. PERRY Wayne M. Perry	Director
/s/ RICHARD R. SONSTELIE Richard R. Sonstelie	Director
/s/ BERNEE D. L. STROM Bernee D. L. Strom	Director

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Lane Powell Spears Lubersky LLP regarding legality of the Common Stock being registered (filed herewith)
23.1	Consent of Independent Accountants (filed herewith)
23.2	Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)
99.1	ImageX.com 1999 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company's proxy filed on March 22, 2001 (Registration No. 000-26837))

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REGISTRATION OF ADDITIONAL SECURITIES
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS